U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

under the

Securities Act of 1933

DANIELS CORPORATE ADVISORY COMPANY, INC.

(Exact name of registrant as specified in its charter)

Nevada 6199 04-3667624

(State or jurisdiction of (Primary Standard Industrial (I.R.S. Employer

incorporation or organization) Classification Code Number) Identification No.)

Parker Towers, 104-60, Queens Boulevard, 12th Floor, Forest Hills, New York 11375, (347) 242-3148

(Address and telephone number of Registrant’s principal executive offices and principal place of business)

Employees, Officers, Directors, and Consultants Sto ck Plan for the Year 2015, No. 3

(Full title of the Plans)

Arthur D. Viola, Parker Towers, 104-60, Queens Boulevard, 12th Floor, Forest Hills, New York 11375

(Name and address of agent for service)

(347) 242-3148

(Telephone number, including area code, of agent fo r service)

Calculation of Registration Fee

Proposed maximum

Title of securities to Amount to be Proposed offering aggregate offering Amount of registered be registeredprice per share(1) registration fee price

Common Stock 2,750,000 $0.06 (2) $165,000.00 $19.73

(1) The Offering Priceis used solely for purposesof estimating the registration fee pursuantto Rule457(h) promulgated pursuantto the

Securities Act of 1933.

(2) This Offering Price per Shareis established pursuantto the Employees, Officers, Directors, andConsultants Stock Plan for the Yea2015,

No. 3 set forth in Exhibit 4.1 to this Form S-8.

Part I

Information Required in the Section 10(a) Prospectus

Item 1. Plan Information.

See Item 2 below.

Item 2. Registrant Information and Employee Plan Annual Inf ormation.

The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 4 28 promulgated under the Securities Act of 1933. T he participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorpo rated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

Part II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following are hereby incorporated by reference:

(a) The Registrant’s latest annual report on Form 10-K for the fiscal year ended November 30, 2014,

filed on March 2, 2015.

(b) All other reports filed pursuant to Section 13(a) o r 15(d) of the Securities Exchange Act of 1934

since the end of the fiscal year covered by the For m 10-K referred to in (a) above.

(c) A description of the Registrant’s securities contai ned in the Registration Statement on Form S-1,

filed by the Registrant and which became effective on June 27, 2014, , including all amendments filed for the purpose of updating such common stock description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the

Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remai ning unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Our bylaws do not contain a provision entitling any director or executive officer to indemnification against its liability under the Securities Act. The Nevada Revised Statutes allows a company to indemnify its officers,

directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnificatio n may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner,

which such person believed to be in the best interests of the Registrant. A determination may be made by the stockholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

Provided the terms and conditions of these provisio ns under Nevada law are met, officers, directors,

employees, and agents of the Registrant may be inde mnified against any cost, loss, or expense arising out of any liability under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore,

unenforceable.

The Nevada Revised Statutes, stated herein, provide further for permissive indemnification of officers and directors.

“A. NRS 78.7502 . Discretionary and mandatory indemnification of o fficers, directors, employees and agents: General provisions.

“1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal,

administrative or investigative, except an action b y or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise,

against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action,

suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent,

does not, of itself, create a presumption that the person did not act in good faith and in a manner wh ich he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

“2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent o f the corporation,

or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation,

partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement o f the action or suit if he acted in good faith and in a manner whic h he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to wh ich such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefr om, to be liable to the corporation or for amounts paid in settlemen t to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

“3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2,

or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expen ses, including attorneys’ fees, actually and reasonably incurred b y him in connection with the defense.

“B. NRS 78.751 . Authorization required for discretionary indemni fication; advancement of expenses;

limitation on indemnification and advancement of expenses.

“1. Any discretionary indemnification under NRS 78 .7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by t he corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

“(a) By the stockholders;

“(b) By the board of directors by majority vote o f a quorum consisting of directors who were not parties to the action, suit or proceed ing;

“c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

“(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

“2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amo unt if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified b y the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise b y law.

“3. The indemnification and advancement of expenses authorized in NRS 78.7502 or ordered by a court pursuant to this section:

“(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except t hat indemnification, unless ordered by a court pursuant to or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

“(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

“C. NRS 78.752 . Insurance and other financial arrangements against liability of directors, officers,

employees and agents.

“1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corpo ration, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation,

partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his statu s as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

“2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

“(a) The creation of a trust fund.

“(b) The establishment of a program of self-insurance.

“(c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

“(d) The establishment of a letter of credit, guaranty or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court o f competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

“3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any o ther person approved by the board of directors, even if all or part of the other person’s stock or other securities is owned by the corporation.

“4. In the absence of fraud:

“(a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

“(b) The insurance or other financial arrangement :

“1. Is not void or voidable; and

“2. Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

“5. A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section isnot subject to the provisions of Title 57 of the Nevada Revised

Statutes.”

The Nevada Revised Statutes, stated herein, provides further for permissive indemnification of officers and directors.

The Registrant, with approval of the Registrant’s B oard of Directors, may obtain directors’ and officers’

liability insurance.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibits required by Item 601 of Regulation S-K, and an index thereto, are attached.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act o f 1934 (and,

where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities

Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information r equired to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given,

the latest quarterly report that is specifically incorporated by reference in the prospectus to provid e such interim financial information.

(d) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing p rovisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person o f the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer o r controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reaso nable grounds to believe that it meets all of the require ments for filing on Form S-8 and has duly caused th is registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Forest Hills, New

York, on May 14, 2015.

DANIELS CORPORATE ADVISORY COMPANY,

INC.

By /s/ Arthur D. Viola

Arthur D. Viola, Chief Executive Officer

By /s/ Arthur D. Viola

Arthur D. Viola, Chief Financial Officer and

Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature Title Date

/s/ Arthur D. Viola Chief Executive Officer and Director May 14, 2015

/s/ Arthur D. Viola Chief Financial Officer, and Principal May 14, 2015

Accounting Officer

EXHIBIT INDEX

Exhibit No. Description

4.1 Employees, Officers, Directors, and Consultants Stock Plan for the Year 2015, No. 3

5 Opinion Re: Legality

23.1 Consent of Accountants

23.2 Consent of Counsel